UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

ZEDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1178 Broadway, Ste 1450 (3rd Floor), New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, par value $.01 per share	ZDGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On April 12, 2022, Zedge, Inc. (the “Company”) consummated the acquisition of 100% of the outstanding equity securities of GuruShots, Ltd. (“GuruShots”), a company formed under the laws of Israel. The purchase, which was effective as of April 1, 2022, was effected pursuant to a Share Purchase Agreement (the “SPA”) between the Company, GuruShots and the holders of the GuruShots equity interests.

GuruShots Ltd., headquartered in Israel, offers a platform spanning iOS, Android and the web that gamifies photography by providing a fun, educational and structured way for amateur photographers – essentially anyone with a mobile phone – to compete in a wide variety of contests types showcasing their photos while gaining recognition with votes, badges and awards.

The purchase price for the equity securities of GuruShots consists of $18 million in cash payable at closing and contingent payments (the “Earnout”) of up to a maximum of $16.8 million, payable either in cash or Class B common stock of the Company or a combination thereof (in the Company’s discretion) payable over two years from closing subject to GuruShots achieving certain financial targets set forth in the SPA. In connection therewith, the Company has agreed to make certain minimum investments in user acquisition for GuruShots in the period covered by the Earnout, subject to GuruShots maintaining agreed upon levels of return on ad spend (ROAS).

In addition, the Company has committed to a retention pool of $4 million in cash and $4 million in value of Company Class B common stock (based on the volume weighted average closing prices of the Class B common stock on the NYSE American Exchange for the thirty trading days ended April 12, 2022) for GuruShots’ founders and other employees that will be payable or vest, as applicable, over three years from closing based on the beneficiaries thereof remaining employed by the Company or a subsidiary.

The parties to the SPA have made customary representations, warranties and covenants therein. The assertions embodied in those representations and warranties were made for purposes of the SPA and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the SPA. In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the GuruShots acquisition is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

A copy of the press release issued by the Company concerning the acquisition is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Document
2.1*	Share Purchase Agreement made and entered into on April 12, 2022, with effect as of April 1, 2022 by and between Zedge, Inc., each of the Persons listed as sellers on Schedule A thereto, GuruShots Ltd., and the Seller’s Representative named therein (schedules, exhibits and similar attachments to the Share Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.).
99.1	Press Release of the Registrant dated April 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Denotes certain sensitive business terms have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	Chief Executive Officer

Dated: April 13, 2022

EXHIBIT INDEX

Exhibit No.	Document
2.1	Share Purchase Agreement made and entered into on April 12, 2022, with effect as of April 1, 2022 by and between Zedge, Inc., each of the Persons listed as sellers on Schedule A thereto, GuruShots Ltd., and the Seller’s Representative named therein (schedules, exhibits and similar attachments to the Share Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.).
99.1	Press Release of the Registrant dated April 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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